EXHIBIT 10.1
SECOND WAIVER OF RIGHTS AGREEMENT

This Second Waiver of Rights Agreement (the “Agreement”) is made and entered into on April  17, 2007, to be effective as of January 15, 2007 (the “Effective Date”), by and between Pediatric Prosthetics, Inc., an Idaho corporation (“Pediatric”) and AJW Partners, Inc., AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC (collectively the “Purchasers”), each individually a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, pursuant to a Securities Purchase Agreement entered into with the Purchasers on May 30, 2006 (the “Closing” and the “Purchase Agreement”), Pediatric agreed to sell the Purchasers an aggregate of $1,500,000 in three tranches of Callable Secured Convertible Notes (the “Notes”), of which $600,000 in Notes were sold on May 30, 2006 and $400,000 in Notes were sold on or around February 16, 2007, with the remaining $500,000 in Notes to be sold in a subsequent tranche when Pediatric receives effectiveness of its Form SB-2 Registration Statement as set forth in the Purchase Agreement. Additionally, pursuant to the Purchase Agreement and in connection with the sale of the Notes, Pediatric granted 50,000,000 Warrants to purchase shares of Pediatric’s common stock at $0.10 per share to the Purchasers (the “Warrants” or “Warrant Agreements”);

WHEREAS, Pediatric agreed to register the shares of common stock which the Notes are convertible into and the shares of common stock which the Warrants are exercisable for (the “Underlying Securities”), pursuant to a Registration Rights Agreement (the “Rights Agreement”) entered into with the Purchasers at the Closing;

WHEREAS, the Parties have previously entered into a Waiver of Rights Agreement dated October 25, 2006 (the “Waiver Agreement”), to amend certain of the documents entered into by the Parties at the Closing, including the Rights Agreement, which Waiver Agreement shall not be affected by the terms and conditions of this Agreement;

WHEREAS, pursuant to Section 4(n) of the Purchase Agreement, as amended by the Waiver Agreement, Pediatric agreed to use its best efforts to obtain shareholders consent on or before December 15, 2006, to increase its authorized shares of common stock (the “Shareholder Approval”); and pursuant to Section 2(a) of the Rights Agreement, as amended by the Waiver Agreement, Pediatric agreed to file a registration statement with the Commission (the “Registration Statement”) covering the Underlying Securities no later than January 15, 2007 (“Filing Date”) and pursuant to Section 3(a) of the Rights Agreement, as amended by the Waiver Agreement, to obtain effectiveness of such Registration Statement by April 16, 2007 (the “Effectiveness Date”);

WHEREAS, pursuant to Section 3(V) of the Securities Purchase Agreement, Pediatric agreed to maintain effective controls and procedures (the “Controls and Procedures”), which Controls and Procedures Pediatric has had difficultly in maintaining to date;

WHEREAS, pursuant to Section 3(X) of the Securities Purchase Agreement, Pediatric agreed that following the Closing, it would be “solvent,” defined as having assets with a fair market value greater than its liabilities (“Solvency”), which Pediatric no longer believes is correct;

Pediatric Prosthetics, Inc.  Second Waiver of Rights Agreement
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WHEREAS, pursuant to Section 7(G) of the Securities Purchase Agreement and Section 3.9 of the Notes, Pediatric agreed to obtain authorization to have its common stock quoted on the OTCBB, which authorization has not been obtained to date (the “Listing Requirement”);

NOW, THEREFORE, in consideration for the promises and pledges contained below and other good and valuable consideration, which consideration Pediatric and the Purchasers acknowledge receipt of, and the premises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1. Waiver of the Defaults.

Due to the fact that Pediatric has experienced delays in filing its periodic reports and information statement filing with the Commission in connection with comments received from the Commission, which comments were unforeseen at the Closing, and in consideration for the grant of the Additional Warrants (as defined below) the Purchasers agree:

(1)
To reconfirm the waiver of Pediatric’s failure to file a registration statement covering the Underlying Securities prior to January 15, 2007, which was the required filing date as provided in the Waiver Agreement, which default has previously been waived via email;

(2)
That Pediatric is not in default of the Registration Rights Agreement or Warrant Agreements as a result of such Registration Statement not including the shares issuable to the Purchasers in connection with the exercise of the Warrants;

(3)	To waive Pediatric’s inability to maintain effective Controls and Procedures and to require Pediatric moving forward to use its “best efforts” to maintain effective Controls and Procedures;

(4)	To waive the Solvency requirement as provided by the Securities Purchase Agreement;

(5)
To waive the Listing Requirement as provided by the Securities Purchase Agreement and Notes, and instead to require Pediatric to use its “best efforts” to obtain listing of its securities on the OTCBB as soon hereafter as practicable; and

which acknowledgments and waivers shall be effective as of the Effective Date.

2. Amendment to Rights Agreement.

(a) Subject to satisfaction of the conditions precedent set forth in Section 5 below, and in consideration for the issuance of the Additional Warrants, as defined below, Section 1(a)(iii) of the Rights Agreement is hereby amended and replaced in its entirety and the following new Section 1(a)(iii), inserted in lieu thereof:

Pediatric Prosthetics, Inc.  Second Waiver of Rights Agreement

““Registrable Securities” means 9,356,392 of the Conversion Shares issued or issuable upon conversion or otherwise pursuant to the Notes and Additional Notes (as defined in the Securities Purchase Agreement), which amount shall include, without limitation, any and all Damages Shares (as defined in the Notes) issuable in payment of the Standard Liquidated Damages Amount (as defined in the Securities Purchase Agreement), shares issued or issuable in respect of interest or in redemption of the Notes in accordance with the terms thereof); but such term shall not include any of the Warrant Shares issuable, upon exercise or otherwise pursuant to the Warrants and Additional Warrants (as defined in the Securities Purchase Agreement);”

(b) Subject to satisfaction of the conditions precedent set forth in Section 5 below, and in consideration for the issuance of the Additional Warrants, as defined below, Section 2(a) of the Rights Agreement is hereby amended and replaced in its entirety and the following new Section 2(a), inserted in lieu thereof:

“Mandatory Registration. The Company shall prepare, and, on or prior to February 15, 2007 (the “Filing Date”), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Initial Investors, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities;”

(c) Subject to satisfaction of the conditions precedent set forth in Section 5 below, and in consideration for the issuance of the Additional Warrants, as defined below, Section 3(a) of the Rights Agreement is hereby amended and replaced in its entirety and the following new Section 3(a), inserted in lieu thereof:

“The Company shall prepare promptly, and file with the SEC not later than the Filing Date, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing but in no event later than August 13, 2007, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Initial Investors) may be immediately sold to the public without registration or restriction (including, without limitation, as to volume by each holder thereof) under the 1933 Act (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading;”

Pediatric Prosthetics, Inc.  Second Waiver of Rights Agreement

(d) The Purchasers agree that after the Parties entry into this Agreement, Pediatric will only be responsible for registering a total of 9,356,392 of the shares of common stock underlying the Notes pursuant to the Rights Agreement, the Notes, Warrant and Purchase Agreement; that the Purchasers will rely on Rule 144 for the conversion and subsequent sale of any of the additional shares issuable in connection with the conversion of the Notes (including the conversion of any interest on the Notes or any damages on the Notes) which are no longer required to be registered pursuant to the Rights Agreement by Pediatric; and that the Purchasers will rely on their cashless exercise provision and the holding requirements of Rule 144 in connection with the exercise and subsequent sale of the Warrant Shares; and

(e)  Each party hereto agrees that all provisions of the Rights Agreement, Notes, Warrants, and Purchase Agreement (the “Closing Documents”), describing or referring to the “Registrable Securities” or the shares of common stock which Pediatric is required to register with the Commission, shall refer only to the shares of common stock issuable in connection with the conversion of 9,356,392 of the shares of common stock underlying the Notes, and Pediatric shall not be responsible for registering any of the other shares convertible in connection with the Notes, or issuable in connection with the exercise of the Warrants; and that any references in the Closing Documents to the Filing Date and/or the Effectiveness Date shall refer to those dates as amended hereby.

3.   Grant of Additional Warrants.

In connection with and in consideration for the Purchasers agreeing to the terms and conditions of Sections 1 and 2, above, Pediatric agrees to grant an additional 1,000,000 Warrants to the Purchasers, on substantially the same terms and conditions as the previous Warrants granted in connection with the Closing, including an exercise price of $0.10 per share and an expiration date of May 30, 2013, but with a grant date of the date of this Agreement as provided above (the “Additional Warrants”), which Additional Warrants shall be distributed to the Purchasers as provided on Schedule 1 attached hereto, and which Additional Warrants shall not be required to be registered with the Commission.

4.  No Event of Default.

The Purchasers agree that after the Parties entry into this Agreement, Pediatric will not be in default of any covenant described in the Closing Documents or Registration Rights Agreement, and that no Event of Default as defined in those documents shall have occurred or shall be occurring.

5.Conditions of Effectiveness. This Amendment shall become effective upon due execution by each of the Parties hereto.

Pediatric Prosthetics, Inc.  Second Waiver of Rights Agreement

6.  Miscellaneous.

(1)
Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(2)
Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, excluding any provision of this Agreement which would require the use of the laws of any other jurisdiction.

(3)
Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent or such Party.

(4)	Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(5)	Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(6)
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

Pediatric Prosthetics, Inc.  Second Waiver of Rights Agreement

  This Agreement has been executed by the Parties on the date first written above, with an Effective Date as provided above.

Pediatric Prosthetics, Inc.

/s/ Kenneth W. Bean
Kenneth W. Bean
VP Operation, C.O.O.

Purchasers:

AJW Partners, LLC

By: SMS Group, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager

AJW Offshore, Ltd.

By: First Street Manager II, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager

AJW Qualified Partners, LLC

By: AJW Manager, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager

New Millennium Capital Partners, Ii, LLC

By: First Street Manager II, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky
Manager

Pediatric Prosthetics, Inc.  Second Waiver of Rights Agreement

SCHEDULE 1

Breakdown of the Grant of Additional Warrants

Purchasers:	Warrants

AJW Partners, LLC	102,000
AJW Offshore, Ltd.	606,000
AJW Qualified Partners, LLC	279,000
New Millennium Capital Partners, II, LLC	13,000
Total Warrants	1,000,000